Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statements Form S-8 of our report dated April 15, 2021, with respect to the financial statements of Enertec Systems 2001 LTD.

Tel Aviv, Israel	/s/ Ziv Haft
August 26, 2021	Certified Public Accountants (Isr.)
BDO Member Firm